Exhibit 99
Press Release

Contact:	Claire M. Gulmi
Executive Vice President and
Chief Financial Officer
(615) 665-1283
AMSURG CORP. TO PRESENT AT THE WILLIAM BLAIR & COMPANY’S
SECOND ANNUAL SMALL-CAP GROWTH STOCK CONFERENCE
NASHVILLE, Tenn. — (Oct. 1, 2008) — AmSurg Corp. (NASDAQ: AMSG) today announced that it will participate in the William Blair & Company’s Second Annual Small-Cap Growth Stock Conference on Tuesday, October 7, 2008, in New York City at the Waldorf-Astoria. In connection with the conference, there will be an on-line simulcast and a replay of the Company’s presentation available at the Company’s web site starting at 8:40 a.m. Eastern Time. Christopher A. Holden, President and Chief Executive Officer, and Claire M. Gulmi, Executive Vice President, Chief Financial Officer and Secretary, will be speaking at the conference.
     The live audio webcast and replay of the presentation will be available on the Company’s website by going to www.amsurg.com and clicking on Investors. For the live audio, please go to the site at least 15 minutes prior to the presentation to download and install any necessary audio software. The webcast replay will be available for 30 days.
     AmSurg Corp. acquires, develops and operates ambulatory surgery centers in partnership with physicians throughout the United States. At June 30, 2008, AmSurg owned a majority interest in 176 continuing centers in operation and had three centers under development.
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